Exhibit 23.1

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into Stratus Properties Inc.'s previously filed Registration Statements on Forms S-8 (File Nos. 33-78798, 333-31059 and 333-52995).

                                             /s/ Arthur Andersen LLP

Austin, Texas
March 21, 2002